EXHIBIT 5


                                 ALSTON&BIRD LLP

                              3605 Glenwood Avenue
                                P.O. Drawer 31107
                       Raleigh, North Carolina 27622-1107

                                  919-420-2200
                                Fax: 919-881-3175




                                 ________, 1998

Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina  27604


      Ladies and Gentlemen:

      This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 2,489,678 shares (the "Shares") of common stock, par value $.01 per share, of Highwoods Properties, Inc., a Maryland corporation (the "Company").

      We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon certificates of officers or other appropriate representatives of the Company.

      Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, we are of the opinion that when the Shares have been sold in accordance with the terms of the Prospectus, the Shares will be legally issued, fully paid and non-assessable shares.

      The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

      Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

     One Atlantic Center        1211 East Morehead Street     601 Pennsylvania Avenue, N.W.
 1201 West Peachtree Street         P.O. Drawer 34009           North Building, Suite 250
   Atlanta, GA 30309-3424       Charlotte, NC 28234-4009        Washington, DC 20004-2601
        404-881-7000                  704-331-6000                    202-508-3300
      Fax: 404-881-4777             Fax: 704-334-2014               Fax: 202-508-3333

Highwoods Properties, Inc.
______________, 1998
Page 2


      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.



                                    Very truly yours,


                                    By: __________________________